UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2018

Cinemark Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33401	20-5490327
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Dallas Parkway, Suite 500, Plano, Texas 75093

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 972.665.1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 29, 2018, Century Theatres, Inc. (“Century Theatres”), our wholly-owned subsidiary, entered into amendments, as tenant, to certain leases with Syufy Enterprises, L.P. (“Syufy Enterprises”), as landlord, requiring Syufy Enterprises to execute certain documentation and Century Theatres to provide additional liability insurance, both related to the permitted or planned use of the premises covered by the leases. Raymond Syufy, one of our directors, is an officer of the general partner of Syufy Enterprises.

The foregoing summaries of the amendments to the leases are qualified in their entirety by reference to the complete copy of the amendments, filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

10.1	Seventh Amendment to Lease (North Hollywood)

10.2	Fifth Amendment to Lease (Mountain View)

10.3	Sixth Amendment to Lease (Henderson)

10.4	Fifth Amendment to Lease (Folsom)

10.5	Fifth Amendment to Lease (Elk Grove)

10.6	Fourth Amendment to Lease (Roseville)

10.7	Fourth Amendment to Lease (Albuquerque)

10.8	Fifth Amendment to Lease (Reno)

10.9	Fifth Amendment to Lease (Larkspur)

10.10	Fourth Amendment to Lease (Salinas-Northridge)

10.11	Sixth Amendment to Lease (Green-Back Lane)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK HOLDINGS, INC.

By:	/s/ Michael D. Cavalier
	Name:	Michael D. Cavalier
	Title:	Executive Vice President - General Counsel

Date: February 1, 2018

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